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As filed with the Securities and Exchange Commission on August 6, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIONEER DRILLING COMPANY (Exact name of registrant as specified in its charter)
Texas	1381	74-2088619
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
9310 Broadway, Bldg. I San Antonio, Texas 78217 (210) 828-7689 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Wm. Stacy Locke
President and Chief Executive Officer
Pioneer Drilling Company
9310 Broadway, Bldg. I
San Antonio, Texas 78217
(210) 828-7689
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ted W. Paris, Esq. Baker Botts L.L.P. 3000 One Shell Plaza Houston, TX 77002-4995 (713) 229-1234	Charles L. Strauss, Esq. Fulbright & Jaworski L.L.P. 1301 McKinney, Suite 5100 Houston, TX 77010 (713) 651-5151

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-117279

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $0.10 per share	1,150,000	$6.90	$7,935,000	$1,005.37

(1)
Includes 150,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters.

(2)
Based upon the public offering price.

EXPLANATORY NOTE

        This Registration Statement relates to the Registrant's Registration Statement on Form S-1 (Registration No. 333-117279) (as amended, the "Prior Registration Statement") and is being filed pursuant to General Instruction V. of Form S-1 and Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement.

CERTIFICATION

        The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on August 6, 2004), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by the bank during regular business hours on August 6, 2004.

PART II

ITEM 16. Exhibits and Financial Statement Schedules

        All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

  (a)
  The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
Exhibit 5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
Exhibit 23.1	Consent of KPMG LLP
Exhibit 23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on August 6, 2004.

PIONEER DRILLING COMPANY
By:	/s/ WM. STACY LOCKE Wm. Stacy Locke President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 6, 2004.

Signature	Title

/s/ WM. STACY LOCKE Wm. Stacy Locke	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ WILLIAM D. HIBBETTS William D. Hibbetts	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
* Michael E. Little	Chairman of the Board of Directors
* Dean A. Burkhardt	Director
* James M. Tidwell	Director
* C. Robert Bunch	Director
* C. John Thompson	Director
* Michael F. Harness	Director
*By:	/s/ WM. STACY LOCKE (Wm. Stacy Locke) Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
Exhibit 23.1	Consent of KPMG LLP
Exhibit 23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

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EXPLANATORY NOTE
PART II
SIGNATURES
INDEX TO EXHIBITS